SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 22, 2005

(Date of Report)

September 21, 2005

(Date of Earliest Event Reported)

Freedom Resources Enterprises, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	000-32735 Commission File Number	87-0567033 (IRS Employer I.D. No.)

901 East 7800 South, Midvale, UT 84047

(Address of Principal Executive Offices)

(801) 566-5931

 (Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: UNREGISTERED SALES OF EQUITY

On September 21, 2005, the Company sold 7,250,000 shares of its restricted common stock, par value $.001, for $7,250 to Mr. Neil Christiansen.  The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to effect the transaction.  There were no commissions paid.  This transaction increased Mr. Christiansen’s holding in the Company from 48.42% to 79.58%.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEDOM RESOURCES ENTERPRISES, INC.

DATE:  Sept. 22, 2005

By: /s/ Neil Christiansen

Neil Christiansen

President and Chief Executive Officer

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